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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2011 relating to the consolidated financial statements of Lucid, Inc. and subsidiary (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt regarding the Company's ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading of "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Rochester, NY

April 15, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM